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                                                                   Exhibit 10.33
                            ATMOS ENERGY CORPORATION
                            ------------------------
               EXECUTIVE NONQUALIFIED DEFERRED COMPENSATION PLAN
               -------------------------------------------------

     The Atmos Energy Corporation Executive Nonqualified Deferred Compensation Plan (hereinafter called the "Plan") was adopted by the Board of Directors of Atmos Energy Corporation, a Texas and Virginia corporation (hereinafter called the "Company"), on August 12, 1998 to be effective October 1, 1998.


                                   ARTICLE 1

                                    PURPOSE
                                    -------

     The purpose of the Plan is to provide certain unfunded benefits for a select group of the Company's key management personnel and their beneficiaries. It is the intention of the Company that the Plan meet all of the requirements necessary or appropriate to qualify it as a non-qualified, unfunded, unsecured plan of deferred compensation under the Code for a select group of management or highly compensated Employees within the meaning of ERISA Sections 201(2), 301(a)(3), and 401(a)(1), and all provisions hereof shall be interpreted accordingly.


                                   ARTICLE 2

                                  DEFINITIONS
                                  -----------

     The following are defined terms wherever they appear in the Plan:

     2.1 "Award" means any annual incentive award made under the Atmos Energy Corporation Annual Incentive Plan for Management.

     2.2 "Board of Directors" or "Board" shall mean Board of Directors of Atmos Energy Corporation.

     2.3 (a) "Change in Control" of the Company shall be deemed to have occurred if:

               (i) Any "Person" (as defined in Section 2.3(b)(i) below), other than (1) the Company or any of its Subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Section 2.3(b)(ii) below), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates) representing 33-1/3% or more of the combined voting power of the Company's then outstanding securities, or 33-1/3% or more of the then outstanding common stock of the Company, excluding any Person who becomes such a beneficial owner in connection with a transaction described in subparagraph (iii)(A) below.

               (ii) During any period of two consecutive years (the "Period"), individuals who at the beginning of the Period constitute the Board of Directors of the Company and any "new director" (as defined in Section 2.3(b)(iii) below) cease for any reason to constitute a majority of the Board of Directors.

               (iii) There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, except if:

                    (A) the merger or consolidation would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

                    (B) the merger or consolidation is effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly, or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 60% or more of the combined voting power of the Company's then outstanding securities;

               (iv) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

          (b)  Definitions.  For purposes of Section 2.3(a) above,
               -----------

               (i) "Person" shall have the meaning given in Section 3(a)(9) of the 1934 Act as modified and used in Sections 13(d) and 14(d) of the 1934 Act.

               (ii) "Beneficial owner" shall have the meaning provided in Rule 13d-3 under the 1934 Act.

               (iii) "New director" shall mean an individual whose election by the Company's Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the Period or whose election or nomination for election was previously so approved or recommended. However, "new director" shall not include a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation relating to the election of directors of the Company.

               (iv) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the 1934 Act.

     2.4 "Committee" shall mean the committee appointed or designated by the Board to administer the Plan.

     2.5 "Company" shall mean Atmos Energy Corporation, a Texas and Virginia corporation, and any successor entity.

     2.6 "Deferred Compensation Account" or "Account" shall mean the separate account established under the Plan for each Participant, as described in Section 4.1.

     2.7 "Employee" means common law Employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the
Code) of the Company and any Subsidiary of the Company.

     2.8 "Participant" shall mean each individual who, as a key executive Employee of the Company, elects to participate in the Plan in accordance with the terms and conditions of the Plan.

     2.9 "Plan" shall mean the Atmos Energy Corporation Executive Nonqualified Deferred Compensation Plan, as amended from time to time.

     2.10 "Subsidiary" shall mean (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and
(iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. "Subsidiaries" means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

     2.11 "Termination of Employment" shall mean the termination of the employee-employer relationship between a Participant and the Company and any of its Subsidiaries. A transfer among the Company and any of its Subsidiaries will not be a Termination of Employment.

                                       3
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                                   ARTICLE 3

                                 PARTICIPATION
                                 -------------

     3.1  Eligibility.  The individuals who are eligible to participate in the
          -----------
Plan are those key Employees of the Company who either: (a) occupy a position with the Company which has been designated by the Committee as an eligible position for participation in the Plan; or (b) who have been authorized by the Committee to participate in the Plan.

     3.2  Participation in the Plan.
          -------------------------

          (a) A Participant may elect to defer receipt of all or a specified portion of his compensation for services as an Employee of the Company that would otherwise be payable to the Participant in the form of base salary or Awards.

          (b) The election to defer a portion of an Award must be made in 25 percent increments; that is, the Participant may elect to defer 0%, 25%, 50%, 75%, or 100% of his Award for any given performance period under the Annual Incentive Plan for Management.

          (c) The election to defer is made by delivering a properly executed election form to the Committee. The election shall specify: (i) the type of compensation to be deferred; (ii) the amount of such compensation to be deferred; (iii) the method that such deferred compensation is to be paid;
     (iv) the date or dates for payment of such deferred compensation and (v) the recipient and manner of payment of such deferred compensation in the event of his death before complete distribution of the deferred compensation.

          (d) An election to defer base salary or Awards must be filed by the Participant prior to the commencement of the calendar year during which such compensation will be earned in the case of base salary and prior to the commencement of the performance period under the Annual Incentive Plan for Management in the case of Awards; provided, however, that an election to defer salary or Awards by an individual who subsequently begins active employment with the Company (by reason of initial employment or reemployment), may be filed prior to the date such active employment begins.

          (e) The deferral of a Participant's base salary shall begin as of the first day of the first full pay period of the calendar year next following the filing of his election described in Paragraph (c) above; or the first day of the first full pay period of active employment, if applicable.

     3.3  Elections Pertaining to Payments.  At the time of the election to
          --------------------------------
defer, the Participant shall elect any method of payment of the amounts in his Accounts over a specified period of years or in a lump sum distribution, provided that:

          (a) If the payout provides for installment payments, the payments shall be made at least annually and no more frequently than monthly and shall be payable for a period not to exceed 10 years; and

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

          (b) If the payments are to commence after Termination of Employment, no payments may be made prior to the first day of the calendar year following the calendar year during which the Participant so terminates.

     3.4  Modification of Elections Pertaining to Payments.  If the payments are
          ------------------------------------------------
to commence after Termination of Employment, a Participant may at any time prior to the date that he terminates such employment request that the Committee modify his previous elections pertaining to: (i) the method that the balance of his Deferred Compensation Account is to be paid; (ii) the dates of payment of the balance of his Account; or (iii) the manner of payment of the balance of his Account in the event of his death. In determining whether the request should be allowed, the Committee should consider the Participant's financial needs, including any changed circumstances, as well as the projected financial needs of the Company or a Subsidiary that is liable for such future payments. If the Committee determines that the request should be allowed, the requested modifications shall be made.

     3.5  Reduction or Termination of Future Deferral.
          -------------------------------------------

          (a) A Participant may elect at any time to terminate the amount of base salary that will be deferred in the future. Such termination shall only apply to compensation that has not yet been earned and shall not accelerate the payment of any amounts previously deferred.

          (b) The election to terminate future base salary deferrals shall be made by delivering a properly executed form to the Committee.

          (c) The termination of the deferral of future base salary shall be effective as of the first day of the first payroll period following the receipt of the form by the Committee, or if later, the effective date of such termination as specified on the Participant's election form, and shall continue throughout the remainder of the calendar year in which such election to terminate occurred.

          (d) On or prior to December 31 preceding a calendar year, a Participant may elect to resume, change or reduce the amount of base salary that will be deferred for the next calendar year. In the absence of any such election, the Participant's current calendar year election regarding deferral of base salary shall remain effective.

          (e) The election provided for in subparagraph (d) above shall be made by delivering a properly executed form to the Committee and shall be effective as of the first day of the first payroll period beginning in the applicable calendar year.

     3.6  Deferral of Awards Pursuant to the Annual Incentive Plan for
          ------------------------------------------------------------
Management.  A new voluntary election to defer any portion of an Award must be
----------
made prior to the commencement of each performance period under the Annual Incentive Plan for Management. Once a voluntary election has been made for a performance period and the performance period has begun, the election may not be modified, but may be terminated in the same manner as termination of a base salary deferral election under Section 3.5 above.

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                                   ARTICLE 4

                             COMPENSATION DEFERRED
                             ---------------------

     4.1  Deferred Compensation Account.  A Deferred Compensation Account shall
          -----------------------------
be established for each Employee when the Employee becomes a Participant. Compensation deferred by a Participant under this Plan shall be credited to this Account on the date such compensation would have otherwise been payable to the Participant. Hypothetical income on this deferred compensation shall also be credited to the Account as provided in Section 4.2.

     4.2  Interest Credited.
          -----------------

          (a) The balance in the Participant's Deferred Compensation Account as of the last day of a month prior to any additional allocations or credits of compensation for such month, if any, shall be credited with interest equal to one-twelfth of the Annual Interest Rate.

          (b) The Annual Interest Rate for each applicable calendar year, beginning on January 1 of the calendar year, will be equal to the sum of
     (i) 2.0 percent, plus (ii) the annual yield reported on a 30-year Treasury Bond for the first business day of January for each calendar year, as reported in the Wall Street Journal.


                                   ARTICLE 5

                        PAYMENT OF DEFERRED COMPENSATION
                        --------------------------------

     5.1  Payment of Deferred Compensation.  Upon the date specified in the
          --------------------------------
election form filed pursuant to Section 3.2 and 3.3 (as modified by Section 3.4, if applicable), the balance of the Participant's Deferred Compensation Account shall be paid to him according to the method, and at the time, previously selected by the Participant.

     5.2  Financial Necessity Payment.  Notwithstanding any other provisions of
          ---------------------------
this Plan, if the Committee determines, after consideration of a Participant's application, that the Participant has a Financial Necessity which is beyond the Participant's control of such a substantial nature that a contemporaneous payment of compensation deferred under this Plan is warranted, the Committee may in its sole and absolute discretion direct that all or a portion of the balance of the Participant's Deferred Compensation Account, be paid to him in cash as may be specified by the Committee. The expression "Financial Necessity," as used in this Subsection means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of a Participant or of a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant's property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant (but specifically not including the need to send a child of the Participant to college or the desire to purchase a home). The amount of any such distribution shall be limited to the amount deemed necessary by the Committee to alleviate or remedy the hardship. The payment shall be made in the manner and at the time specified by the Committee.

     5.3  Payments of a Deceased Participant's Account.  In the event of a
          --------------------------------------------
Participant's death before the balance of his Deferred Compensation Account has been fully paid to him, payment of the balance of the Participant's Account shall be made in accordance with the terms selected by the Participant. If the balance of the Account is to be paid in installments, the Committee may, upon consideration of the application of the designated beneficiary or the duly appointed Committee or Executor of the Participant's estate as appropriate, determine that there exists a Financial Necessity which warrants the payment of the balance in the Participant's Account. In such event, the Committee will direct that the balance of the Participant's Account be paid in a single payment. The payment shall be made at the time specified by the Committee.

     5.4  Incapacity of Recipient.  If the Committee shall find that any person
          -----------------------
to whom any amount is payable under this Plan is unable to carry on his or her own affairs because of illness, or accident, or is a minor, any distribution or payment due hereunder (unless a prior claim therefore shall have been made by a duly appointed guardian, committee, or any legal representative) may be distributed or paid to the spouse, child, parent, brother or sister, or to any person determined by the Committee to have incurred expenses for the support of such person otherwise entitled to distribution or payment in accordance with the applicable provisions of Sections 5.1, 5.2 or 5.3 above. Any such distribution or payment shall completely discharge any obligations or liabilities of the Company under the Plan with respect to such distribution or payment.


                                   ARTICLE 6

                 DEFERRED COMPENSATION AS AN UNSECURED PROMISE
                 ---------------------------------------------

     6.1  Grantor Trust.  The Company will create a grantor trust (within the
          -------------
meaning of Section 671 of the Internal Revenue Code of 1986, as amended) (the "Trust") pursuant to a trust agreement by and between the Company and such trustee as the Committee may from time to time select (the "Trust Agreement"), to which it will make contributions in an amount equal to the deferred amounts to be credited to each Participant's Deferred Compensation Account plus the amount of interest credit required under Section 4.2, to the extent each year the Trust does not earn sufficient amounts to meet the interest crediting obligation. If the Trust's earnings for any year exceed the interest required to be credited for that year, then the excess earnings shall reduce the Company's contribution obligation hereunder for that year. Notwithstanding any creation of such a Trust, the benefits hereunder shall be general obligations of the Company. Payment of benefits from such Trust shall, to that extent, discharge the Company's obligations under this Plan. All payments provided for under this Plan not so discharged shall be paid in cash from general assets of the Company.

     6.2  Absence of Escrow Account or Fiduciary Relationship.  Nothing in this
          ---------------------------------------------------
Plan, and no action taken pursuant to its terms, shall create or be construed to create a trust or escrow account of any kind, or a fiduciary relationship between the Committee or the Company and any Participant, such Participant's beneficiary, or any other person other than pursuant to the Trust Agreement.
The Participants and their beneficiaries and any other person entitled to payment hereunder shall rely solely on the unsecured promise of the Company to make the payments required hereunder, but shall have the right to enforce such a claim in the same manner as any general unsecured creditor of the Company.

                                   ARTICLE 7

                                 ADMINISTRATION
                                 --------------

     The Plan shall be administered by the Human Resources Committee of the Board (the "Committee") unless otherwise determined by the Board. If said Human Resources Committee does not so serve, the Committee shall consist of not fewer than two persons; any member of the Committee may be removed at any time, with or without cause, by resolution of the Board; and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

     The Committee shall determine and designate from time to time the eligible persons to participate in the Plan. The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

     The Committee may appoint a Secretary who may, but need not, be a member of the Committee, and may employ such agents and such clerical and other administrative personnel as reasonably may be required for the purpose of administering the Plan. Such administrative personnel shall carry out the duties and responsibilities assigned to them by the Committee.


                                   ARTICLE 8

                               GENERAL PROVISIONS
                               ------------------

     8.1  Change in Control.  In the event of an occurrence of a Change in
          -----------------
Control, as defined herein, the Company or its successor organization shall be required to fully pay the Deferred Compensation Account of the Participant through the grantor trust arrangement as specified in Article 6 above. Such financing of the grantor trust shall occur within 20 days following the date of the Change in Control and within 10 days following any subsequent increase in the amount owing to the Deferred Compensation Account of any Participant.

     8.2  Nonassignment.  The right of the Participant or his Beneficiary to the
          -------------
payment of any amounts under the Plan may not be assigned, transferred, pledged, or encumbered nor shall such right or other interests be subject to attachment, garnishment, execution, or other legal process.

     8.3  No Right to Continued Employment.  Nothing in the Plan shall be
          --------------------------------
construed to confer upon any Participant any right to continued employment with the Company or a Subsidiary nor interfere in any way with the right of the Company or a Subsidiary to terminate the employment of such Participant at any time without assigning any reason therefor.

     8.4  Withholding Taxes.  Appropriate payroll taxes shall be withheld from
          -----------------
cash payments made to Participants pursuant to this Plan as required by applicable law.

     8.5  Termination and Amendment.  The Committee may from time to time amend,
          -------------------------
suspend, or terminate the Plan, in whole or in part, and if the Plan is suspended or terminated, the Committee may reinstate any or all of its provisions. No amendment, suspension, or termination may, however, impair the right of a Participant or his or her Beneficiary to the amounts in the Deferred Compensation Account on the effective date of such amendment, suspension, or termination, including any additional credits of interest to be earned on such amounts. If the Plan is terminated, Participants and Beneficiaries who have Deferred Compensation Accounts under the Plan as of the date of termination will receive payment of such amounts of those Accounts as specified in the Plan.

     8.6  Successors and Assigns.  The Company will require any successor
          ----------------------
(whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business an/or assets of the Company, expressly to assume and agree to perform the Company's obligation under this Plan in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. As used herein, the "Company" shall mean the Company as hereinbefore defined and any aforesaid successor to its business and/or assets.

     8.7  Indemnification.  No member of the Board or the Committee, nor any
          ---------------
officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or Employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

     8.8  Governing Law. The validity, construction and effect of the Plan and
          -------------
any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Texas and applicable Federal law.

                           *     *     *     *     *

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of August 12, 1998, by its President pursuant to prior action taken by the Board.


                                        ATMOS ENERGY CORPORATION



                                          By:/s/ Robert W. Best
                                             -------------------
                                             Robert W. Best
                                             Chairman of the Board, President
                                             and Chief Executive Officer


Attest:


/s/ Glen A. Blanscet
---------------------------------
Secretary

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